EXHIBIT 19.8
PRINCIPAL SUBSIDIARIES AND OPERATING ENTITIES FOR THE YEAR ENDED 31 DECEMBER

		Shares	Shares	Percentage held
	Country of	held	held	%	%
	Incorporation	2010	2009	2010	2009
Principal subsidiaries
AngloGold Ashanti Australia Limited	2	257,462,077	257,462,077	100	100
AngloGold Ashanti Holdings plc	7	4,095,658,550	3,785,771,334	100	100
AngloGold Ashanti Holdings plc (*)	7	723,254,927	1,304,730,736	100	100
AngloGold Ashanti Holdings Finance plc	7	100	100	100	100
AngloGold Offshore Investments Limited	4	1,000	5,000,000	100	100
AngloGold Ashanti USA Incorporated	11	234	234	100	100
AngloGold Ashanti USA Incorporated (*)	11	500	500

Operating entities (1)
AngloGold Ashanti Córrego do Sítio Mineração S.A	3	4,167,085,000	833,417,000	100	100
AngloGold Ashanti (Ghana) Limited (2)	5	132,419,585	132,419,585	100	100
AngloGold Ashanti (Iduapriem) Limited	5	66,270	66,270	100	100
AngloGold Australia (Sunrise Dam) Pty Limited	2	2	2	100	100
AngloGold Namibia (Pty) Ltd	9	10,000	10,000	100	100
Cerro Vanguardia S.A.	1	13,875,000	13,875,000	92.50	92.50
AngloGold Ashanti (Colorado) Corp (3)	11	1,250	1,250	67	67
Geita Gold Mining Limited	10	2	2	100	100
Mineração Serra Grande S.A.	3	499,999,997	499,999,997	50	50
Societé Ashanti Goldfields de Guinée S.A.	6	3,486,134	3,486,134	85	85
Société des Mines de Morila S.A.(4)	8	400	400	40	40
Société d’Exploitation des Mines d’Or de Sadiola S.A.(4)	8	41,000	41,000	41	41
Société d’Exploitation des Mines d’Or de Yatela S.A.(4)	8	400	400	40	40
Teberebie Goldfields Limited	5	2,066,667	2,066,667	100	100
Principal subsidiaries are those subsidiaries that hold material contracts and/or act as borrowers and/or guarantors of such material contracts.

*	Indicates preference shares
(1)	All the operating mines in South Africa, namely Great Noligwa, Kopanang, Moab Khotsong, Tau Lekoa (sold August 1, 2010), and TauTona, are all held by the parent company, AngloGold Ashanti Limited.

(2)	Operates the Obuasi mine in Ghana, a wholly owned operation.

(3)	Operates the Cripple Creek & Victor gold mine, a wholly-owned operation.

(4)	Represents a joint venture entity.
Country of incorporation — key

1 Argentina	7 Isle of Man
2 Australia	8 Mali
3 Brazil	9 Namibia
4 British Virgin Islands (BVI)	10 Tanzania
5 Ghana	11 United States of America
6 Republic of Guinea

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